BlackRock Liquidity Funds:
T-Fund


For the Period
Ended:
04/30/2008


Pursuant to Exemptive Order ICA Release No. 15520 dated January 5, 1987, the following schedule enumerates the transactions with Merrill Lynch, Pierce, Fenner &
Smith Incorporated , for the
period November 1, 2007 through April 30, 2008.


                     PURCHASES (IN THOUSANDS)
TRANSACTION DATE                 11/01/07
FACE AMOUNT                      $600,000
SECURITY DESCRIPTION             Tri-Party ML & Co., Inc.
RATE                             4.45
DUE DATE                         11/02/07


TRANSACTION DATE                 02/19/08
FACE AMOUNT                      $100,000
SECURITY DESCRIPTION             TRI-PARTY MERRILL LYNCH & CO., INC
RATE                             2.80
DUE DATE                         02/20/08


TRANSACTION DATE                 02/19/08
FACE AMOUNT                      $160,000
SECURITY DESCRIPTION             TRI-PARTY MERRILL LYNCH & CO., INC
RATE                             2.85
DUE DATE                         02/20/08


TRANSACTION DATE                 02/20/08
FACE AMOUNT                      $211,739
SECURITY DESCRIPTION             TRI-PARTY MERRILL LYNCH & CO., INC
RATE                             2.62
DUE DATE                         02/21/08